SUNTRUST                                                        Commercial Note
                                                                        Florida

Borrower:  Atlantic Blue Trust, Inc.               Date:  October 6. 2004
           -------------------------                      ---------------

Tri-County Grove, LLC

Blue Head Ranch, LLC

Alico Holding, LLC

Borrower's Address:  122 E. Tillman Ave., Lake Wales, Florida 33853
                     ----------------------------------------------------------

Loan Amount:  Ten Million and No/100                 Dollars ($10,000,000.00)
              ---------------------------------              ------------------

Account No.                Note No.                |X| Original   |_| Renewal
            -----------            ------------

Officer:  Robert E. Lassiter, III-13284
          -----------------------------

For value received, the borrower(s) named above, whether one or more (the "Borrower"), jointly and severally promise to pay to the order of SunTrust Bank, a Georgia banking corporation ("SunTrust") at any of its offices, or at such place as SunTrust may in writing designate, without offset in U.S. Dollars in immediately available funds, the Loan Amount shown above, or the total of all amounts advanced under this Note if less than the full Loan Amount is advanced, plus interest and any other amounts due, upon the terms specified below.


Note Type               Repayment Terms

|_|     Demand Note     This obligation is payable on demand. SunTrust shall have the right to demand payment at any time in its sole and absolute discretion. Principal is payable on demand; accrued interest will be payable on the day of each ____________________ beginning on ______________, _____________ and on demand.

|_|     Time Note       |_|   One payment of all principal, interest and any other amounts owed will be due and payable on
                              _____________, ______________.

                        |_|   Accrued interest will be payable on the __________ day of each ___________ beginning on
                              ________, ______________. Principal plus any accrued and unpaid interest and any other amounts owed will be due and payable on _____________, ________________.

|_|     Fixed Payment   Fixed payment schedule consisting of ______________ consecutive ___________ installments of
        Term Note       principal and interest of $__________________ each, payable on the ______ day of each _________, beginning __________________, ____________________, and a final payment equal to the unpaid balance of principal plus accrued and unpaid interest and any other amounts owed due and payable on
                        _______________, Officer:______________.

|_|     Variable        Variable payment schedule consisting of _____________ consecutive _________________ installments of
        Payment         principal of $____________________ each, plus accrued interest, payable on the __________ day of
        Term Note       each ______________, beginning _________________, _______, and a final payment of $___________
                        plus accrued and unpaid interest and any other amounts owed due and payable on ________________,
                        _________________.

|X|     Master          |_|   This is a closed-end transaction; Borrower may borrow up to the Loan Amount but may not reborrow
        Borrowing             amounts that have been repaid.
        Note
                        |X|   This is an open-end revolving line of credit; Borrower may borrow an aggregate principal amount up to the Loan Amount outstanding at any one time.

                              |X|  Principal is due at maturity, but the Borrower shall be liable for only so much of the
                                   Loan Amount as shall be equal to the total amount advanced to the Borrower by SunTrust from time to time, less all payments made by or for the Borrower and applied by SunTrust to principal, plus interest on each such advance, and any other amounts due. Advances under this Note shall be recorded and maintained by SunTrust in its internal records, and such records shall be conclusive of the principal and interest owed by Borrower unless there is a material error in such records. Accrued interest will be payable on the 5th day of each Quarter beginning on January 5, 2005, with all accrued interest due and payable on the maturity date. This Master Borrowing arrangement will terminate on April 5,
                                   2008 (the "maturity date").

                              |_|  This obligation is payable on demand, but the Borrower shall be liable for only so much of the Loan Amount as shall be equal to the total amount advanced to the Borrower by SunTrust from time to time, less all payments made by or for the Borrower and applied by SunTrust to principal, plus interest on each such advance, and any other amounts due. Advances under this Note shall be recorded and maintained by SunTrust in its internal records, and such records shall be conclusive of the principal and interest owed by Borrower unless there is a material error in such records. SunTrust shall have no obligation to make advances, and all amounts outstanding are due on demand. Accrued interest will be payable on the ____ day of each _________ beginning on _____________, _______________, and on demand.  This Master
                                   Borrowing arrangement may be terminated without notice to the undersigned by SunTrust.

|_|     Variable        Variable payment schedule consisting of _______________________________________________________________
        Payment         _______________________________________________________________________________________________________
        Schedule Note   _______________________________________________________________________________________________________.

|_|     Additional Terms And Conditions


This Note is governed by additional terms and conditions contained in a _______________ between the Borrower and SunTrust dated ___________,
_______________, and any modifications, renewals, extensions or replacements thereof (the "Agreement"). In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

Interest

Interest will accrue on an actual 360 basis (on the actual number of days elapsed over a year of 360). Interest shall accrue from the date of disbursement on the unpaid balance and shall continue to accrue until this Note is paid in full.

Subject to the above, interest per annum payable on this Note (the "Rate") shall be:

|_|     Fixed: ________% per annum fixed for the term of the loan.

|X|     Variable:    This is a variable rate transaction. The interest
                     rate is prospectively subject to increase or decrease without prior notice and is based on the following Index.

        |_| SunTrust Prime Rate, the Prime Rate as established from time to time by SunTrust.

        |_| Wall Street Journal Prime, the Prime Rate published in the Money Rates section of the Wall Street Journal from time to time.

        |X|   The LIBOR Rate as defined on the attached Addendum A.

        |_|   _______________________________________________________________.

        Note: The "Prime Rate" is a reference for fixing the lending rate for commercial loans. The Prime Rate is a reference rate only and does not necessarily represent the lowest rate of interest charged for commercial borrowings. If the Index is the SunTrust Prime Rate, the Index is subject to increase or decrease at the sole option of SunTrust.

        The Rate shall equal |_|  the Index.

                             |X|  the Index plus 1.00% per annum.

                             |_|  ___________% of the Index plus _________%
                                  per annum.

                             |_|  ____________________________________________.

        Adjustments to the Rate shall be effective:

                             |_|  as of the date the Index changes.

                             |_| as of the date referenced on the attached Addendum A.

                             |X| monthly on the 1st day of each month, or the next business day if such date does not fall on a business day, beginning November 1, 2004.

        The Rate shall not exceed 18.00% if the Loan Amount is $500,000 or less, or 24% if the Loan Amount is over $500,000.

|_|     Renewal

This Note represents a renewal and amendment of note number _____________ dated __________, __________, executed by Borrower and does not, and is not intended to, constitute a novation of the indebtedness evidenced by such note.

Collateral

Unless otherwise agreed in writing, any collateral pledged to SunTrust to secure any of the existing or future liabilities of the Borrower to SunTrust shall also secure this Note. To the extent permitted by law, the Borrower grants to SunTrust a security interest in and a lien upon all deposits or investments maintained by the Borrower with SunTrust and any affiliates thereof.

The collateral for this Note includes, but is not limited to, the following:
Assignment of SunTrust Securities. Inc. Account No.
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________.

All of the foregoing security is referred to collectively as the "Collateral". The Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the Borrower to SunTrust, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the Borrower to SunTrust in such order as SunTrust deems proper.

Loan Purpose and Updated Financial Information Required

The Borrower warrants and represents that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The Borrower agrees to provide to SunTrust updated financial information, including, but not limited to, tax returns, current financial statements in form satisfactory to SunTrust, as well as additional information, reports or schedules (financial or otherwise), all as SunTrust may from time to time request.

Representations and Warranties

This Note has been duly executed and delivered by Borrower, constitutes Borrower's valid and legally binding obligations and is enforceable in accordance with its terms against Borrower. The execution, delivery and performance of this Note and the consummation of the transaction contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower, (c) violate or result in the breach of any material agreement to which Borrower is a party or (d) violate Borrower's charter or bylaws as applicable. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note.

Default, Acceleration and Setoff

This section is not applicable to notes payable on demand.

An "event of default" shall occur hereunder upon the occurrence of any one or more of the following events or conditions:

     a. the failure by any Obligor (as defined below) to pay when due, whether by acceleration or otherwise, any amount owed under this Note;

     b. the occurrence of any event of default under any agreement or loan document executed in conjunction with this Note or the failure of any Obligor to perform any covenant, promise or obligation contained in this Note or any other agreement to which any Obligor and SunTrust are parties;

     c. the breach of any of Obligor's representation or warranties contained in this Note or any other agreement with SunTrust;

     d. the failure of any Obligor to pay when due any amount owed to any creditor other than SunTrust under a written agreement calling for the payment of money;

     e. the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor;

     f. any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Note;

     g. the insolvency or inability to pay debts as they mature of any Obligor, the application for the appointment of a receiver for any Obligor, the filing of a petition or the commencement of a proceeding by or against any Obligor under any provision of any applicable Bankruptcy Code or other insolvency law or statute, or any assignment for the benefit of creditors by or against any Obligor;

     h. the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;

     i. a determination by SunTrust that a material adverse change in the financial condition of any Obligor has occurred since the date of this Note;

     j. any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Note or any Collateral;

     k. any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral which causes the Collateral in the judgment of SunTrust to become unsatisfactory as to character or value;

     l. the sale or transfer by any Obligor of all or substantially all of such Obligor's assets other than in the ordinary course of business; or

     m. any other act or circumstances leading SunTrust to deem itself insecure.

If an event of default occurs, or in the event of nonpayment of this Note in full at maturity, the entire unpaid balance of this Note shall, at the option of SunTrust, become immediately due and payable, without notice or demand. The entire unpaid balance of this Note shall automatically become immediately due and payable without notice or demand upon the occurrence of an event of default under section g above. Upon the occurrence of an event of default, SunTrust shall be entitled to interest on the unpaid balance of this Note at the lesser of (a) the Rate plus 4.00% per annum or (b) the maximum rate allowed by law (the "Default Rate") until paid in full. To the extent permitted by law, upon default SunTrust will have the right, in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation to SunTrust against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, SunTrust to the credit of or for the account of any Obligor, without notice to or consent by any Obligor. The remedies provided in this Note and any other agreement between SunTrust and any Obligor are cumulative and not exclusive of any other remedies provided by law.

Setoff and Other Remedies Applicable to Notes Payable on Demand

To the extent permitted by law, if payment is not made upon demand, SunTrust will have the right, in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation of Borrower to SunTrust against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, SunTrust to the credit of or for the account of any Obligor (as defined below), without notice to or consent by Obligor. If payment is not made upon demand, Borrower shall be deemed to be in default and SunTrust shall be entitled to interest on the unpaid balance of this Note at the lesser of (a) the Rate plus 4.00% per annum or (b) the maximum rate allowed by law (the "Default Rate") from the time of demand until paid in full. The remedies provided in this Note and any other agreement between SunTrust and any Obligor are cumulative and not exclusive of any other remedies provided by law.

Late Charges and Other Authorized Fees and Charges

As used herein the term "Obligor" shall individually and collectively refer to the Borrower and any person or entity that is primarily or secondarily liable on this Note and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of this Note. If any portion of a payment is at least ten (10) days past due, the Borrower agrees to pay a late charge of 5% of the amount which is past due. Unless prohibited by applicable law, the Borrower agrees to pay the fee established by SunTrust from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition to any other amounts owed under the terms of this Note, the Borrower agrees to pay those fees and charges disclosed in the attached Disbursements and Charges Summary which is incorporated in this Note by reference and, as permitted by applicable law, the Borrower agrees to pay the following: (a) all expenses, including, without limitation, any and all costs incurred by SunTrust related to default, all court costs and out-of-pocket collection expenses, whether suit be brought or not, incurred in collecting this Note; (b) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which SunTrust from time to time in its sole discretion may deem necessary; (c) any premiums for property insurance purchased on behalf of the Borrower or on behalf of the owner(s) of any Collateral pursuant to any security instrument relating to any Collateral; (d) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by SunTrust of attorneys with respect to this Note and the obligations it evidences; and (e) any other charges permitted by applicable law. The Borrower agrees to pay such amounts on demand, or, at SunTrust's option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate. Upon the occurrence of an event of default, or after demand and failure to pay if this Note is payable on demand, interest shall accrue at the Default Rate.

|_| Prepayment Provisions

This Note is subject to prepayment conditions as described in the attached Prepayment Rider of even date which is incorporated herein by reference.

Waivers

The Borrower and each other Obligor waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note and waive any discharge or defenses based on suretyship or impairment of Collateral or of recourse. The Borrower specifically waives his/her homestead rights under the laws and Constitution of the State of Florida. The Borrower and each other Obligor waive any rights to require SunTrust to proceed against any other Obligor or any Collateral before proceeding against the Borrower or any of them, or any other Obligor, and agree that without notice to any Obligor and without affecting any Obligor's liability, SunTrust, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Obligor primarily or secondarily liable. The Borrower and each other Obligor agree that SunTrust may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Obligor to SunTrust, as SunTrust may elect from time to time.

Waiver of Jury Trial

THE BORROWER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS NOTE. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Miscellaneous

All amounts received by SunTrust shall be applied to expenses, late fees and interest before principal or in any other order as determined by SunTrust, in its sole discretion, as permitted by law. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized officer of SunTrust, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If the interest Rate is tied to an external index and the index becomes unavailable during the term of this loan, SunTrust may, in its sole and absolute discretion, designate a substitute index with notice to the Borrower. No failure or delay on the part of SunTrust to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time. The captions of the paragraphs of this Note are for convenience only and shall not be deeded to constitute a part hereof or used in construing the intent of the parties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. All notices or communications given to Borrower pursuant to the terms of this Note shall be in writing and given to Borrower at Borrower's address stated above unless Borrower notifies SunTrust in writing of a different address.

Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first-class mail, postage prepaid, addressed to the Borrower at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail.

Liability, Successors and Assigns and Choice of Law

Each Borrower shall be jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the Borrower's heirs, personal representatives, successors and permitted assigns and shall inure to the benefit of SunTrust, its successors and assigns. Notwithstanding the foregoing, Borrower shall not assign Borrower's rights or obligations under this Note with SunTrust's prior written consent. This Note shall be governed by applicable federal law and the internal laws of the state of Florida. The Borrower agrees that certain material events and occurrences relating to this Note bear a reasonable relationship to the laws of Florida and the validity, terms, performance and enforcement of this Note shall be governed by the internal laws of Florida which are applicable to agreements which are negotiated, executed, delivered and performed solely in Florida. Unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Note, Borrower consents to the jurisdiction and venue of any court located in the state of Florida.

Documentary and Intangible Taxes

In the event that any intangible tax or documentary stamp tax is due from SunTrust to any state or other governmental agency or authority because of the execution or holding of this Note, the Borrower shall, upon demand, reimburse SunTrust for any such tax paid.

Documentary Stamp Tax Statement:  No Taxes Are Required
                                  --------------------------------------------.

Garnishment of Wages

For Individual Borrower(s): BORROWER HEREBY CONSENTS TO THE GARNISHMENT OF HIS/HER WAGES.

By signing below under seal, the Borrower agrees to the terms of this Note and the disbursement of proceeds as described in the Disbursements and Charges Summary form provided in connection with this transaction.

Individual Borrower(s):                          Nonindividual Borrower(s):


__________________________________(Seal)         Atlantic Blue Trust, Inc.
Borrower Signature                               Borrower

__________________________________
Name, printed or typed                           By: /s/ John R. Alexander
                                                     ------------------------

__________________________________(Seal)         John R. Alexander, President
Borrower Signature                               Name and title, printed
                                                 or typed

__________________________________               Tri-County Grove, LLC
Name, printed or typed                           Borrower

__________________________________(Seal)
Borrower Signature                               By: /s/ John R. Alexander
                                                     ------------------------

__________________________________               John R. Alexander, Manager
Name, printed or typed                           Name and title, printed or
                                                 typed

_________________________________(Seal)          Blue Head Ranch, LLC
Borrower Signature                               Borrower
_________________________________
Name, printed or typed                           By: /s/ John R. Alexander
                                                     ------------------------

                                                 John R. Alexander, Manager
                                                 ----------------------------
                                                 Name and title, printed or
                                                 typed


                                                 Alico Holding, LLC

                                                 By: /s/ John R. Alexander,
                                                     Manager
                                                     --------------------------
                                                    John R. Alexander, Manager

                                                 By: /s/ Charles D. Kidd
                                                     ------------------------
                                                     Charles D. Kidd, Manager

SUNTRUST                                                     Addendum A to Note
                                                         LIBOR Index Rate (104)

SECTION 1

Definitions. As used in this Addendum, the following terms shall have the meanings set forth below:

         "Bank" shall mean SunTrust Bank and its successors and assigns.

         "Borrower" shall collectively and individually refer to the maker of the attached note dated October 6, 2004 ("Note"). The terms of this Addendum are hereby incorporated into the Note, and, in the event of any conflict between the terms of the Note and the terms of this Addendum, the terms of this Addendum shall control.

         "Business Day" shall mean, with respect to Interest Periods applicable to the LIBOR Rate, a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London Inter-Bank Market.

         "Interest Period" shall mean a period of one (1) month, provided that
         (i) the initial Interest Period may be less than one month, depending on the initial funding date and (ii) no Interest Period shall extend beyond the maturity date of the Note.

         "Interest Rate Determination Date" shall mean the date the Note is initially funded and the first Business Day of each calendar month thereafter.

         "LIBOR Rate" shall mean that rate per annum effective on any Interest Rate Determination Date which is equal to the quotient of:

               (i) the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by the Bank, that displays British Bankers' Association interest settlement rates for deposits in U.S. Dollars, as of 11:00 A.M. (London, England, time) two (2) Business Days prior to the Interest Rate Determination Date; - provided that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by the Bank to be the rate at which U.S. dollar deposits for the Interest Period are offered to the Bank in the London Inter-Bank Market as of 11:00 A.M. (London, England, time), on the day which is two (2) Business Days prior to the Interest Rate Determination Date, divided by

               (ii) a percentage equal to 1.00 minus the maximum reserve
                    percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Bank is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Prime Rate" shall mean the publicly announced prime lending rate of the Bank from time to time in effect, which rate may not be the lowest or best lending rate made available by the Bank or, if the Note is governed by Subtitle 10 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland, "Prime Rate" shall mean the Wall Street Journal Prime Rate, which is the Prime Rate published in the "Money Rates" section of the Wall Street Journal from time to time.

SECTION 2

Interest. The Borrower shall pay interest upon the unpaid principal balance of the Note at the LIBOR Rate plus the margin provided in the Note. Interest shall be due and payable as provided in the Note and shall be calculated on the basis of a 360 day year and the actual number of days elapsed. The interest rate shall remain fixed during each month based upon the interest rate established pursuant to this Addendum on the applicable Interest Rate Determination Date.

SECTION 3

Additional Costs. In the event that any applicable law or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Bank of any amounts payable by the Borrower hereunder (other than taxes imposed on the overall net income of the Bank) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect to the Note, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Note or to reduce any amount receivable by the Bank hereunder, and the Bank determines that such increased costs or reduction in amount receivable was attributable to the LIBOR Rate basis used to establish the interest rate hereunder, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased costs (the "Additional Costs"). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower by the Bank, shall be conclusive and binding in the absence of manifest error.

SECTION 4

Unavailability of Dollar Deposits. If the Bank determines in its sole discretion at any time (the "Determination Date") that it can no longer make, fund or maintain LIBOR-based loans for any reason, including without limitation illegality, or the LIBOR Rate cannot be ascertained or does not accurately reflect the Bank's cost of funds, or the Bank would be subject to Additional Costs that cannot be recovered from the Borrower, then the Bank will notify the Borrower and thereafter will have no obligation to make, fund or maintain LIBOR-based loans. Upon such Determination Date the Note will be converted to a variable rate loan based upon the Prime Rate. Thereafter the interest rate on the Note shall adjust simultaneously with any fluctuation in the Prime Rate.

Individual:                               Nonindividual:

                                          Atlantic Blue Trust, Inc.
___________________________(Seal)         ------------------------------------
                                          Borrower

___________________________               By:  /s/ John R. Alexander
Name, printed or typed                         --------------------------------

                                          John R. Alexander, President
___________________________(Seal)         -------------------------------------
                                          Name and title, printed or typed

                                          Tri-County Grove, LLC
____________________________              -------------------------------------
                                          Borrower

____________________________              By:  /s/ John R. Alexander
Name, printed or typed                         --------------------------------

                                          John R. Alexander, Manager
                                          -------------------------------------
_____________________________(Seal)       Name and title, printed or typed


______________________________            Blue Head Ranch, LLC
Name, printed or typed
                                          By: /s/ John R. Alexander
______________________________                ---------------------------------
                                              John R. Alexander, Manager


                                          Alico Holding, LLC

                                          By: /s/ John R. Alexander
                                              ---------------------------------
                                              John R. Alexander, Manager

                                          By: /s/ Charles D. Kidd
                                              ---------------------------------
                                              Charles D. Kidd, Manager

SUNTRUST                                     Affidavit of Out-of-State Delivery
                                         (Loan Officer at Out-of-State Closing)


STATE OF GEORGIA           )
                           )SS
COUNTY OF WARE             )

I, Robert E. Lassiter III, being first duly sworn upon my oath, depose and say:

         1. That I am a Senior Vice President of SunTrust Bank (the "Payee").

         2. That on the 7th day of October, 2004, I witnessed the execution of that certain Promissory Note or Credit Agreement, and any accompanying Loan Agreement or Agreement to Commercial Note, dated October 6, 2004, in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00) payable by Atlantic Blue Trust, Inc., Tri-County Grove LLC, Blue Head Ranch, LLC, and Alico Holding, LLC, as Maker, to the Payee.

         3. That the execution of the Promissory Note or Credit Agreement, and any accompanying Loan Agreement or Agreement to Commercial Note, took place in the city of _______________ in the State of ______________.

         4. That I accepted delivery of the Promissory Note or Credit Agreement, and any accompanying Loan Agreement or Agreement to Commercial Note, on behalf of the Payee in Waycross, Georgia.

                                         Name:
                                                  ---------------------------
                                         Title:   Senior Vice President
                                                  ---------------------------


Sworn to and Subscribed Before

Me this ____ day of October , 2004.

Personally Known |_| or

|X|Produced as Identification
                              -------------

Name:
     -------------------------------------

Title:  Notary Public

My Commission Expires:
                      --------------------

My commission No.
                  ------------------------

(Seal)

SUNTRUST                                          Certification of Execution

(Nonindividual)

STATE OF GEORGIA         }
                         } SS
COUNTY OF WARE           }


On the 7th day of October, 2004 personally appeared John R. Alexander as the President of Atlantic BlueTrust, Inc., a Florida corporation, and before me executed the attached Promissory Note or Credit Agreement, and any accompanying Loan Agreement or Agreement to Commercial Note, dated as in the principal amount of October 6, 2004, of Ten Million and No/100 Dollars ($10,000,000.00) payable by Atlantic Blue Trust, Inc., Tri-County Grove, LLC, Blue Head Ranch, LLC, and Alico Holding, Inc. to SunTrust Bank, Lender.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal, in the state and county aforesaid.

----------------------------------------------------------------
Signature of Notary Public, State of Georgia

Name:   /s/ [illegible]
       ---------------------------------------------------------
My Commission Expires:    Notary Public, Ware County, Georgia
                         ---------------------------------------
My Commission Number:     My Commission Expires Oct. 15, 2007
                         ---------------------------------------
(SEAL)

(Individual)

STATE OF            }
                    } SS
COUNTY OF           }

On the ______ day of ________________, ___________, personally appeared
_________________________________, and before me executed the attached
Promissory Note and/or Loan Agreement, Agreement to Commercial Note or Credit Agreement dated as of ___________, ________, in the principal amount of ______________________________ Dollars ($______________) payable by __________
to SunTrust Bank, Lender.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal, in the state and county aforesaid.

-------------------------------------------------------------
Signature of Notary Public, State of
                                    -------------------------
Name:
       ------------------------------------------------------
My Commission Expires:
                         ------------------------------------
My Commission Number:
                         ------------------------------------
(SEAL)

SUNTRUST                                             Certification of Execution

(Nonindividual)

STATE OF GEORGIA         }
                         } SS
COUNTY OF WARE           }


On the 7th day of October, 2004, personally appeared John R. Alexander as the Manager of Tri-County Grove, LLC, Blue Head Ranch, LLC, and Alico Holding, LLC, a limited liability company, and before me executed the attached Promissory Note or Credit Agreement, and any accompanying Loan Agreement or Agreement to Commercial Note, dated as in the principal amount of October 6, 2004, of Ten Million and No/100 Dollars ($10,000,000.00) payable by Atlantic Blue Trust, Inc., Tri-County Grove, LLC, Blue Head Ranch, LLC, and Alico Holding, LLC to SunTrust Bank, Lender.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal, in the state and county aforesaid.

----------------------------------------------------------------
Signature of Notary Public, State of Georgia
                                     ---------------------------
Name:   /s/ [illegible]
       ---------------------------------------------------------
My Commission Expires:    Notary Public, Ware County, Georgia
                         ---------------------------------------
My Commission Number:     My Commission Expires Oct. 15, 2007
                         ---------------------------------------
(SEAL)

(Individual)

STATE OF           }
                   } SS
COUNTY OF          }

On the ______ day of ________________, ___________, personally appeared
_________________________________, and before me executed the attached
Promissory Note and/or Loan Agreement, Agreement to Commercial Note or Credit Agreement dated as of ___________, ________, in the principal amount of ____________________________ Dollars ($______________) payable by __________
to SunTrust Bank, Lender.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal, in the state and county aforesaid.

-------------------------------------------------------------
Signature of Notary Public, State of
                                    -------------------------
Name:
       ------------------------------------------------------
My Commission Expires:
                         ------------------------------------
My Commission Number:
                         ------------------------------------
(SEAL)

SUNTRUST                                             Certification of Execution

(Nonindividual)

STATE OF GEORGIA         }
                         } SS
COUNTY OF WARE           }

On the 7th day of October, 2004, personally appeared Charles D. Kidd as the Manager of Alico Holding, LLC, a limited liability company, and before me executed the attached Promissory Note or Credit Agreement, and any accompanying Loan Agreement or Agreement to Commercial Note, dated as in the principal amount of October 6, 2004, of Ten Million and No/100 Dollars ($10,000,000.00) payable by Atlantic Blue Trust, Inc., Tri-County Grove, LLC, Blue Head Ranch, LLC, and Alico Holding, LLC to SunTrust Bank, Lender.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal, in the state and county aforesaid.

----------------------------------------------------------------
Signature of Notary Public, State of Georgia
                                     ---------------------------
Name:   /s/ [illegible]
       ---------------------------------------------------------
My Commission Expires:    Notary Public, Ware County, Georgia
                         ---------------------------------------
My Commission Number:     My Commission Expires Oct. 15, 2007
                         ---------------------------------------
(SEAL)


(Individual)

STATE OF          }
                  } SS
COUNTY OF         }


On the ______ day of ________________, ___________, personally appeared
_________________________________, and before me executed the attached
Promissory Note and/or Loan Agreement, Agreement to Commercial Note or Credit Agreement dated as of ___________, ________, in the principal amount of ____________________________ Dollars ($______________) payable by __________
to SunTrust Bank, Lender.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal, in the state and county aforesaid.

-------------------------------------------------------------
Signature of Notary Public, State of
                                    -------------------------
Name:
       ------------------------------------------------------
My Commission Expires:
                         ------------------------------------
My Commission Number:
                         ------------------------------------
(SEAL)